EXHIBIT 11.  COMPUTATION OF EARNINGS PER SHARE

                                                      YEAR ENDED
                                                     SEPTEMBER 30,

                                                  1998        1997

Net income                                       $   75,345  $  266,467
Weighted average number of shares outstanding     5,237,607   5,237,607
                                                 ----------  ----------

Net income per common shares                     $      .02  $     0.05
                                                 ==========  ==========

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